                                                              Exhibit 99.B(q)(3)

                         BARR ROSENBERG SERIES TRUST
                   BARR ROSENBERG VARIABLE INSURANCE TRUST

                             POWER OF ATTORNEY

     I, the undersigned trustee and/or officer of Barr Rosenberg Series Trust and Barr Rosenberg Variable Insurance Trust (each a "Trust" and collectively the "Trusts"), and each a Massachusetts business trust, do hereby constitute and appoint Alison Baur, Alice Schulman, Thomas Harman, Jennifer Leach, and Tim Levin, and each of them singly, my true and lawful attorneys, with full power to them and each of them, to sign for me and in my name and the capacity listed below, any and all amendments to the Registration Statement on Form N1-A of each Trust, and to file the same with all exhibits thereto, and other documents in connection thereunder, with the Securities and Exchange Commission, granting unto my said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

     WITNESS my hand on the date set forth below.


/s/ Jeffrey M. Lyons                                          Date: 02/25/04
--------------------------                                         -------------
Jeffrey M. Lyons
Trustee